UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 19, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Bonus Determinations for Executive Officers. On December 19, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of 3Com Corporation (“3Com”) approved bonus payments for the first half of fiscal 2008 for 3Com’s Chief Executive Officer, Chief Financial Officer and each of our currently-employed executive officers named in our last proxy statement as “named executive officers.” These officers are referred to herein as “executive officers.” The Committee did not, however, approve compensation for Dr. Zheng of H3C, who is on a different fiscal year. The Committee approved bonus payments after considering 3Com’s performance during the first half of fiscal 2008, the level of achievement of previously-established metrics, current market conditions and the performance of the individual officers. Bonus payments awarded were equal to between 0% — 100% of each officer’s target bonus amount for the first half of fiscal 2008.

		FY2008 1st
		Half
		Bonus
Officer	Title	Payment
Edgar Masri	President and Chief Executive Officer	$325,000
Jay Zager	Executive Vice President and Chief Financial Officer	$113,661
Neal D. Goldman	Executive Vice President, Chief Administrative and Legal Officer and Secretary	$121,875
No bonus was awarded to James Hamilton and Marc Willebeek-LeMair for this period. Mr. Zager’s award was pro-rated based on time worked at 3Com during the period.
Executive Officer Bonus Criteria for the Second Half of Fiscal Year 2008. On December 19, 2007, the Committee approved the following financial metrics and other criteria to determine executive officer cash bonuses for the second half of fiscal 2008:
•	The Committee set the following financial goals, each of which can be met individually and independent of attainment of other metrics (the weighting of each metric based on a 100% target bonus opportunity is in parens):
°	For Messrs. Masri, Zager and Goldman: specified financial goals for:
▪	consolidated revenue (33-1/3%)
▪	consolidated non-GAAP operating profit (33-1/3%) and
▪	consolidated cash from operations (33-1/3%).
°	For Messrs. Hamilton and Willebeek-LeMair: specified financial goals for:
▪	TippingPoint division revenue (50%) and
▪	TippingPoint division non-GAAP operating profit (50%).
°	For each financial metric, the bonus potential ranges from 50%-200% of the target amounts previously disclosed for each executive, based on the degree of attainment of the specified financial metrics. For each metric described above, the Committee set goals for bonus at three levels:
▪	“threshold” (the achievement of which will result in a bonus opportunity amount of 50% of target bonus amounts);
▪	“target” (the achievement of which will result in a bonus opportunity amount of 100% of target bonus amounts); and

▪	“maximum” (the achievement of which will result in a bonus opportunity amount of 200% of target bonus amounts).
°	In addition, the actual bonus opportunity amount will be based on a sliding scale for achievement attained in between specified levels, although for any single metric no amount will count towards the bonus opportunity unless, at a minimum, the “threshold” achievement level is attained for that metric.
•	After the bonus opportunity amount is calculated for each executive under the methodology set forth above, the Committee, in its discretion, may adjust the amount for each executive up or down by up to 25% based on the Committee’s evaluation of such executive’s performance during the period against criteria established by the Committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: December 21, 2007	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer and Secretary